UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2021

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Purchase Agreement

On March 11, 2021, Invacare Corporation (the “Company”) entered into a Purchase Agreement (the "Purchase Agreement") with the representative of the several initial purchasers listed on Schedule 1 thereto (the "Initial Purchasers"), relating to the sale of $110 million aggregate principal amount of the Company's 4.25% Convertible Senior Notes due 2026 (the "Notes") to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Notes.
On March 12, 2021, the Initial Purchasers notified the Company of their election to purchase an additional $15 million aggregate principal amount of the Notes pursuant to the option.
The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Indenture and the Notes
On March 16, 2021, the Company issued $125 million aggregate principal amount of the Notes pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will bear interest at the annual rate of 4.25%, payable on March 15 and September 15 of each year, beginning on September 15, 2021, and will mature on March 15, 2026 unless earlier converted, redeemed or repurchased. The Notes will be convertible, subject to certain conditions, into cash, the Company's common shares or a combination of cash and the Company's common shares., at the Company's election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 94.6096 common shares (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $10.57 per share, representing a conversion premium of approximately 27.5% above the closing price of the common shares of $8.29 per share on March 11, 2021. In addition, following certain corporate events as described in the Indenture that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be, in certain circumstances.
Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding September 15, 2025 in multiples of $1,000 principal amount, only under the following circumstances:
•during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the Company’s common shares for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the Notes on each applicable trading day;
•during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common shares and the conversion rate for the Notes on each such trading day;
•if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or
•upon the occurrence of specified corporate events described in the Indenture.

On or after September 15, 2025 until the close of business on the second scheduled trading day immediately preceding March 15, 2026, holders may convert their Notes at any time, in multiples of $1,000 principal amount, regardless of the foregoing circumstances.
The Company may not redeem the Notes prior to March 20, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2024 if the last reported sale price of the Company's common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the "fundamental change repurchase date" (as defined in the Indenture).
The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.
The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company's 4.50% Convertible Senior Notes due 2022 and two series of 5.00% Convertible Senior Exchange Notes due 2024; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable under Rule 144 by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable under Rule 144 by holders other than the Company’s affiliates.
In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Capped Call Transactions
On March 11, 2021, in connection with the pricing of the Notes, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with JPMorgan Chase Bank, National Association New York Branch, Morgan Stanley & Co. LLC and Nomura Global Financial Products Inc. (the “Option Counterparties”). On March 12, 2021, in connection with the Initial Purchasers' exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the "Additional Capped Call Transactions" and, together with the Base Capped Call Transactions, the "Capped Call Transactions") with the Option Counterparties. The Company used approximately $18.8 million of the net proceeds of the private offering of the Notes to pay the cost of the Capped Call Transactions.
The Capped Call Transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the Company’s common shares, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which is initially $10.57, corresponding to the initial conversion price of the Notes, subject to anti-dilution adjustments. If, however, the market price per Company common share, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, which is initially $16.58 (subject to adjustments), there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions.
The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from the Option Counterparties a number of Company common shares, an amount of cash or a combination thereof generally based on the amount by which the market price per Company common share, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions. However, if the market price per Company common share, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions during such valuation period, the number of Company common shares and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Transactions will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Transactions.

For any conversions of the Notes prior to September 15, 2025, a corresponding portion of the relevant Capped Call Transactions may be terminated at the Company’s option. Upon any such termination, the Company expects to receive from the Option Counterparties a number of Company common shares, or, if the Company so elects, subject to certain conditions, an amount of cash, in each case, with a value equal to the fair value of such portion of the relevant Capped Call Transactions being terminated, as calculated in accordance with the terms of the relevant Capped Call Transaction.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

    The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the confirmations for the Capped Call Transactions, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Indenture and the Notes" is incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
As described in Item 1.01 of this Current Report on Form 8-K, on March 16, 2021, the Company issued $125 million aggregate principal amount of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes will be convertible, subject to certain conditions, into cash, the Company’s common shares or a combination of cash and the Company’s common shares, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). Neither the Notes nor the underlying common shares (if conversions of the Notes are settled through delivery of common shares) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01.    Regulation FD Disclosure.

On March 11, 2021, the Company issued a press release (the "Pricing Release") announcing the pricing of the private offering of the Notes, as well as the Base Capped Call Transactions entered into by the Company with the Option Counterparties. The Pricing Release also announced that the Company expects to use approximately $79.9 million of the net proceeds of the offering to repurchase, in privately negotiated transactions, approximately $78.9 million in principal amount of the Company’s 4.50%

Convertible Senior Notes due 2022 (the “2022 Notes”). The Company completed the repurchases of 2022 Notes on March 16, 2021.

The offering of Notes is not being registered under the Securities Act, or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer or sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
The full text of the Pricing Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of March 16, 2021, by and between Invacare Corporation and Wells Fargo Bank, National Association (including the form of the 4.25% Convertible Senior Notes due 2026).
4.2	Form of 4.25% Convertible Senior Notes due 2026 (included as an exhibit to the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K).
10.1	Purchase Agreement, dated as of March 11, 2021, by and between Invacare Corporation and Morgan Stanley & Co. LLC, as the Representative of the several Initial Purchasers listed therein.
10.2	Base Capped Call Transaction Confirmation, dated March 11, 2021, between JPMorgan Chase Bank, National Association New York Branch and Invacare Corporation.
10.3	Base Capped Call Transaction Confirmation, dated March 11, 2021, between Morgan Stanley & Co. LLC and Invacare Corporation.
10.4	Base Capped Call Transaction Confirmation, dated March 11, 2021, between Nomura Global Financial Products Inc. and Invacare Corporation.
10.5	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between JPMorgan Chase Bank, National Association New York Branch and Invacare Corporation.
10.6	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between Morgan Stanley & Co. LLC and Invacare Corporation.
10.7	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between Nomura Global Financial Products Inc. and Invacare Corporation.
99.1	Press Release, dated March 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: March 16, 2021	By:	/s/Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of March 16, 2021, by and between Invacare Corporation and Wells Fargo Bank, National Association (including the form of the 4.25% Convertible Senior Notes due 2026).
4.2	Form of 4.25% Convertible Senior Notes due 2026 (included as an exhibit to the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K).
10.1	Purchase Agreement, dated as of March 11, 2021, by and between Invacare Corporation and Morgan Stanley & Co. LLC, as the Representative of the several Initial Purchasers listed therein.
10.2	Base Capped Call Transaction Confirmation, dated March 11, 2021, between JPMorgan Chase Bank, National Association New York Branch and Invacare Corporation.
10.3	Base Capped Call Transaction Confirmation, dated March 11, 2021, between Morgan Stanley & Co. LLC and Invacare Corporation.
10.4	Base Capped Call Transaction Confirmation, dated March 11, 2021, between Nomura Global Financial Products Inc. and Invacare Corporation.
10.5	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between JPMorgan Chase Bank, National Association New York Branch and Invacare Corporation.
10.6	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between Morgan Stanley & Co. LLC and Invacare Corporation.
10.7	Additional Capped Call Transaction Confirmation, dated March 12, 2021, between Nomura Global Financial Products Inc. and Invacare Corporation.
99.1	Press Release, dated March 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).